UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


 Date of Report (Date of earliest event reported): November 25,
                              2002


                  The Phoenix Group Corporation

     (Exact name of registrant as specified in its charter)

       Delaware             000-20354            23-2596710
    (State or other     (Commission File       (IRS Employer
    Jurisdiction of           No.)           Identification No.)
    incorporation)
   801 East Campbell          75081
   Road, Suite 450,        (Zip Code)
   Richardson, Texas
 (Address of Principal
  Executive Offices)


 Registrant's telephone number, including area code:  (214) 382-
                              3630


  (Former name or former address, if changed since last report)


Item 5.        Other Events

     On November 8, 2002, Mr. Ronald Lusk resigned his positions as president and chief executive officer of The Phoenix Group Corporation, but Mr. Lusk retained his positions as a director and chairman of the board of the corporation. On the same day as Mr. Lusk's resignation, Mr. J. Michael Poss was elected by the board of directors of The Phoenix Group Corporation to replace Mr. Lusk as president and chief executive officer.


      SIGNATURE  Pursuant to the requirements of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           The    Phoenix   Group
Corporation


                                        /s/ Ronald E. Lusk
Date                                    Ronald E. Lusk
November 25, 2002                            Chairman